The Bank of New York
101 Barclay Street, 22W
New York, NY 10286
USA











May 17, 2007


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by the American
Depositary Receipts each
representing fifty (50) Ordinary
Shares of Starbow Holdings
Limited
 (Form F6 File No. 3386114)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The
Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name to Town Health Medical Technology
Holdings Company Limited  of fifty (50)
ordinary shares represented by one American
Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised name change for Starbow Holdings Limited.

The Prospectus has been revised to reflect the new name from Starbow Holdings Limited to Town Health Medical Technology Holdings
Company Limited.

 EFFECTIVE September 13, 2006, THE
COMPANYS NAME HAS CHANGED TO
TOWN HEALTH MEDICAL
TECHNOLOGY HOLDINGS COMPANY
LIMITED.

Please contact me with any questions or
comments at 212 8152476

JoanneWang
Assistant Treasurer
The Bank of New York  ADR Division


Encl.CC: Paul Dudek, Esq. (Office of
International Corporate Finance)